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                                                                      EXHIBIT 11

                            BACK YARD BURGERS, INC.
                     COMPUTATION OF INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                     THIRTEEN WEEKS                       THIRTY-NINE WEEKS
                                                         ENDED                                  ENDED
                                                         -----                                  -----
                                             SEPTEMBER 28,      SEPTEMBER 30,       SEPTEMBER 28,     SEPTEMBER 30,
                                                 1996               1995               1996               1995
                                                 ----               ----               ----               ----
Net Income (Loss)                             $      242         $    (17)           $     413         $      13
                                              ==========         ========            =========         =========

Weighted average number
 of common shares outstanding
 during the period                                 4,229            4,151                4,217             3,721

Preferred shares convertible
 to common shares                                    317              382                  324               812
                                              ----------         --------            ---------         ---------
                                                   4,546            4,533                4,541             4,533
                                              ==========         ========            =========         =========
Primary income (loss) per share               $      .05         $   (.00)           $     .09         $     .00
                                              ==========         ========            =========         =========


Primary weighted average number
 of common shares outstanding
 during the period                                 4,229            4,151                4,217             3,721

Preferred shares convertible
 to common shares                                    317              382                  324               812
                                              ----------         --------            ---------         ---------
                                                   4,546            4,533               4,541             4,533
                                              ==========         ========            =========         =========
Fully diluted income (loss) per share         $      .05         $   (.00)           $     .09         $     .00
                                              ==========         ========            =========         =========





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